Exhibit 99.1

Skillsoft Reports Financial Results for the Second Quarter of Fiscal Year 2023

Board of Directors Authorizes up to $30 Million Share Repurchase

BOSTON – September 7, 2022 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the second quarter of fiscal 2023 ended July 31, 2022.

“I am pleased to report our fifth consecutive quarter of Skillsoft subscription content bookings growth,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “I’m also pleased the board of directors authorized a share repurchase which reflects the strength of our balance sheet and cash flows along with confidence in our strategy and expectations for the business. We believe acquiring Skillsoft equity is the best use of capital available to us at this time.”

Fiscal 2023 Second Quarter Select Financials from Continuing Operations1

● Skillsoft Content Segment bookings growth of 5% at constant currency for the quarter, and 12% for the fiscal first half. On a LTM basis Q2 bookings growth for the Content Segment was 9% at constant currency.

● Skillsoft LTM Content Dollar Revenue Retention of 98%, up 3 percentage points.

● Global Knowledge Segment bookings decline of 21% at constant currency for the quarter, and 17% for the fiscal first half due in part to a post COVID recovery in the prior year.

● GAAP revenue of $140.6 million, up 27% compared to the prior year. Adjusted Revenue of $148.4 million, down 5% and down 2% on a constant currency basis due to Global Knowledge results.

● GAAP net loss of $127.3 million and Adjusted EBITDA of $32.6 million, down 5% and up 1% on a constant currency basis.

Share Repurchase Authorization

The Board of Directors has authorized Skillsoft to repurchase up to $30 million of its Class A common stock. Under the program, Skillsoft may purchase shares in the open market, in private negotiated transactions, or by other means from time to time. The timing and amount of any shares purchased will be based upon a variety of factors, including the share price of Class A common stock, general market conditions, alternative uses for capital, Skillsoft’s financial performance, and other considerations. The share repurchase program does not obligate Skillsoft to purchase any minimum number of shares, and the program may be suspended, modified, or discontinued at any time without prior notice.

Outlook Commentary

We are revising our outlook ranges to reflect the sale of SumTotal, foreign exchange impact, lower fundamentals primarily due to the performance of our transactional Global Knowledge business, and some macro-economic uncertainty.

Full Year Fiscal 2023 Outlook2 ($ in millions)

			Foreign
	Previous	SumTotal	Exchange	Lower
	Outlook	Impact	Impact	Fundamentals	Updated Outlook
Bookings	$790 to $825	$(127)	$(15)	$(70)	$580 to $615
Adjusted Revenue	$765 to $790	$(123)	$(15)	$(70)	$545 to $580
Adjusted EBITDA	~ $167	$(37)	$(4)	$(20)	$105 to $125

[1]

Growth calculated compared to the prior year as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on January 31, 2022 and includes Codecademy for both years as if the acquisition had occurred as of April 5, 2021. Constant currency results represent current year period local currency amounts translated at prior year foreign exchange rates. Continuing operations excludes SumTotal results for all periods presented as a result of the sale on August 15, 2022.

[2]	See “Non-GAAP Financial Measures and Key Performance Metrics.” The Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts.

Key Operational Metrics and Non-GAAP Financial Measures from Continuing Operations

Bookings

The following table sets forth unaudited bookings for the three months and six months ended July 31, 2022 and 2021 as if pre-combination Skillsoft and Global Knowledge had been combined and the Skillsoft content line in the prior year includes Codecademy bookings as if the acquisition had closed on April 5, 2021:

					Change					Change
	Three Months				(Constant	Six Months				(Constant
(In thousands)	Ended July 31,		Change		Currency)	Ended July 31,		Change		Currency)
	2022	2021	$	%	%	2022	2021	$	%	%
Continuing operations:
Skillsoft Content	$77,380	$74,801	$2,579	3%	5%	$128,449	$116,636	$11,813	10%	12%
Global Knowledge	46,493	63,541	(17,048)	(27)%	(21)%	102,158	128,798	(26,640)	(21)%	(17)%
Total	123,873	138,342	(14,469)	(10)%	(7)%	230,607	245,434	(14,827)	(6)%	(3)%

Adjusted Revenue

GAAP revenue was $140.6 million and $110.3 million for the three months ended July 31, 2022 and 2021, respectively, and $275.4 million and $178.0 million for the six months ended July 31, 2022 and 2021, respectively. The following table sets forth unaudited Adjusted Revenue for the three months and six months ended July 31, 2022 and 2021 as if pre-combination Skillsoft and Global Knowledge had been combined and the Skillsoft content line in the prior year includes Codecademy bookings as if the acquisition had closed on April 5, 2021:

					Change					Change
	Three Months				(Constant	Six Months				(Constant
	Ended July 31,		Change		Currency)	Ended July 31,		Change		Currency)
	2022	2021	$	%	%	2022	2021	$	%	%
Continuing operations:
Skillsoft Content	$98,754	$95,791	$2,963	3%	5%	$188,539	$180,860	$7,679	4%	6%
Global Knowledge	49,628	60,976	$(11,348)	(19)%	(13)%	101,013	115,742	$(14,729)	(13)%	(8)%
Total Adjusted Gross Revenue	$148,382	$156,767	$(8,385)	(5)%	(2)%	$289,552	$296,602	$(7,050)	(2)%	—%

Dollar Retention Rate

The following table sets forth dollar retention rates (“DRR”) for the last twelve-month (“LTM”) period ended July 31, 2022 and July 31, 2021 and for the three month periods ended July 31, 2022 and 2021:

	July 31
	LTM	LTM	Q2	Q2
	2022	2021	2022	2021
Skillsoft Content (continuing operations)	98%	95%	98%	99%

Adjusted EBITDA and Adjusted Net Income

Net loss from continuing operations was $127.3 million and $23.9 million for the three months ended July 31, 2022 and 2021, respectively, and $150.4 million and $59.8 million for the six months ended July 31, 2022 and 2021, respectively. The following table sets forth Adjusted EBITDA and Adjusted Net Income for the three and six month periods ended July 31, 2022 and 2021. See full reconciliation and adjusting items in the tables on pages 11 to 14.

					Change					Change
	Three Months				(Constant	Six Months				(Constant
	Ended July 31,		Change		Currency)	Ended July 31,		Change		Currency)
	2022	2021	$	%	%	2022	2021	$	%	%
Continuing operations:
Adjusted EBITDA	$32,585	$34,323	$(1,738)	(5)%	1%	$56,650	$62,939	$(6,289)	(10)%	(5)%
Adjusted Net Income	$15,393	$22,636	$(7,243)	(32)%	N/A	$45,145	$38,710	$6,435	17%	N/A

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413-9278 from the United States and Canada or (215) 268-9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A webcast replay will be available at the same site for six months. A telephone replay will be available by dialing (877) 660-6853 or international dial-in (201) 612-7415 conference ID 13732286, beginning about three hours after call’s end, running through September 13th, 2022.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in corporate digital learning, focused on transforming today’s workforce for tomorrow’s economy. The Company provides enterprise learning solutions designed to prepare organizations for the future of work, overcome critical skill gaps, drive demonstrable behavior change, and unlock the potential in their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business skills, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio®, its award-winning, AI-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track several non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Adjusted Net Income or Loss

Adjusted net income or loss is defined as net income or loss plus or minus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring and impairment charges, acquisition-related costs, financing related costs, other gains and losses, and discontinued operations, all net of the related tax effects.

Dollar Retention Rate (“DRR”)

For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Bookings

Bookings in any particular period represents orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non-subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, adjusted revenue, and adjusted EBITDA), our product development and planning, our pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

● our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II, and Global Knowledge, and other recent transactions, including our acquisitions of Pluma and Codecademy, and disposition of SumTotal;

● the impact of U.S. and worldwide economic trends, financial market conditions, geopolitical events, natural disasters, climate change, public health crises, the ongoing COVID-19 pandemic (including any variant), political crises, or other catastrophic events on our business, liquidity, financial condition and results of operations;

● our ability to attract and retain key employees and qualified technical and sales personnel;

● our reliance on third parties to provide us with learning content, subject matter expertise, and content productions and the impact on our business if our relationships with these third parties are terminated;

● fluctuations in our future operating results;

● our ability to successfully identify, consummate, and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;

● the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;

● our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;

● our ability to market existing products and develop new products;

● a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;

● future regulatory, judicial, and legislative changes in our industry;

● our ability to comply with laws and regulations applicable to our business, including shifting global privacy, data protection, and cyber and information security laws and regulations, as well as state privacy and data protection laws, such as those in California, Colorado, and Virginia;

● a failure to achieve and maintain effective internal control over financial reporting;

● fluctuations in foreign currency exchange rates;

● our ability to protect or obtain intellectual property rights;

● our ability to raise additional capital;

● the impact of our indebtedness on our financial position and operating flexibility;

● our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

● our ability to implement our share repurchase program successfully;

● our ability to successfully defend ourselves in legal proceedings; and

● our ability to continue to meet applicable listing standards.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in our Form 10-K filed with the SEC for the fiscal year ended January 31, 2022.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected, and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data, and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Our forward-looking statements speak only as of the date made and we do not undertake to update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties, and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Investors

Eric Boyer

Senior Vice President, Investor Relations

eric.boyer@skillsoft.com

Media

Nancy Coleman

Senior Vice President, Corporate Communications

nancy.coleman@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	July 31, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$43,344	$138,176
Restricted cash	5,300	14,015
Accounts receivable, less reserves of approximately $136 and $125 as of July 31, 2022 and January 31, 2022 respectively	98,522	173,876
Prepaid expenses and other current assets	45,355	37,082
Assets held for sale, current portion	44,079	64,074
Total current assets	236,600	427,223
Property and equipment, net	12,583	11,475
Goodwill	1,032,706	795,811
Intangible assets, net	826,511	793,859
Right of use assets	16,310	17,988
Other assets	11,284	10,780
Assets held for sale, long-term portion	156,043	164,812
Total assets	$2,292,037	$2,221,948
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Current maturities of long-term debt	$37,795	$4,800
Borrowings under accounts receivable facility	35,477	74,629
Accounts payable	22,412	24,159
Accrued compensation	19,710	40,822
Accrued expenses and other current liabilities	48,799	47,757
Lease liabilities	5,036	6,387
Deferred revenue	214,482	259,701
Liabilities held for sale, current portion	74,734	87,467
Total current liabilities	458,445	545,722

Long-term debt	583,975	462,185
Warrant liabilities	11,247	28,199
Fair value of hedge instruments	15,065	—
Deferred tax liabilities	83,474	99,395
Long term lease liabilities	13,505	11,750
Deferred revenue - non-current	1,280	1,248
Other long-term liabilities	11,638	11,125
Liabilities held for sale, long-term portion	2,092	2,426
Total long-term liabilities	722,276	616,328
Commitments and contingencies	—	—
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 164,308,000 shares issued and outstanding at July 31, 2022 and 133,258,027 shares issued and outstanding at January 31, 2022	14	11
Additional paid-in capital	1,504,428	1,306,146
Accumulated deficit	(390,371)	(247,229)
Accumulated other comprehensive (loss) income	(2,755)	970
Total shareholders’ equity	1,111,316	1,059,898
Total liabilities and shareholders’ equity	$2,292,037	$2,221,948

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Quarter to Date Results
	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Three Months	From	From
	Ended	June 12, 2021 to	May 1, 2021 to
	July 31, 2022	July 31, 2021	June 11, 2021
Revenues:
Total revenues	$140,574	$75,466	$34,814
Operating expenses:
Costs of revenues	34,998	22,290	6,949
Content and software development	19,693	6,208	4,510
Selling and marketing	41,848	19,650	10,905
General and administrative	26,367	16,824	4,652
Amortization of intangible assets	45,200	18,493	14,575
Impairment of goodwill and intangible assets	70,475	—	—
Recapitalization and acquisition-related costs	8,452	9,900	4,927
Restructuring	4,323	287	(910)
Total operating expenses	251,356	93,652	45,608
Operating loss	(110,782)	(18,186)	(10,794)
Other income (expense), net	80	(992)	304
Fair value adjustment of warrants	6,846	17,115	800
Fair value adjustment of hedge instruments	(15,065)	—	—
Interest income	10	9	53
Interest expense	(11,470)	(9,265)	(5,354)
Loss before benefit from income taxes	(130,381)	(11,319)	(14,991)
Benefit from income taxes	(3,065)	(1,996)	(464)
Loss from continuing operations	(127,316)	(9,323)	(14,527)
Income (loss) from discontinued operations, net of tax	5,817	(2,531)	2,668
Net loss	$(121,499)	$(11,854)	$(11,859)

Gain (loss) per share:
Class A and B – Basic and Diluted (SLH) - continuing operations	*	*	(3.63)
Class A and B – Basic and Diluted (SLH) - discontinued operations	*	*	0.67
Class A and B – Basic and Diluted (SLH)	*	*	(2.96)
Ordinary – Basic and Diluted (Successor) - continuing operations	(0.78)	(0.07)	*
Ordinary – Basic and Diluted (Successor) - discontinued operations	0.04	(0.02)	*
Ordinary – Basic and Diluted (Successor)	(0.74)	(0.09)	*
Weighted average common share outstanding:
Class A and B – Basic and Diluted (SLH)	*	*	4,000
Ordinary – Basic and Diluted (Successor)	164,089	133,059	*

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		Year to Date Results
	Fiscal 2023		Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Six Months	From	From
	Ended	June 12, 2021 to	February 1, 2021 to
	July 31, 2022	July 31, 2021	June 11, 2021
Revenues:
Total revenues	$275,413	$75,466	$102,494
Operating expenses:
Costs of revenues	73,008	22,290	22,043
Content and software development	36,026	6,208	15,012
Selling and marketing	81,410	19,650	34,401
General and administrative	55,711	16,824	16,471
Amortization of intangible assets	84,758	18,493	46,492
Impairment of goodwill and intangible assets	70,475	—	—
Recapitalization and acquisition-related costs	21,764	9,900	6,641
Restructuring	8,279	287	(576)
Total operating expenses	431,431	93,652	140,484
Operating loss	(156,018)	(18,186)	(37,990)
Other income (expense), net	1,132	(992)	(167)
Fair value adjustment of warrants	16,952	17,115	900
Fair value adjustment of hedge instruments	(15,065)	—	—
Interest income	170	9	60
Interest expense	(23,007)	(9,265)	(16,763)
Loss before benefit from income taxes	(175,836)	(11,319)	(53,960)
Benefit from income taxes	(25,402)	(1,996)	(3,521)
Loss from continuing operations	(150,434)	(9,323)	(50,439)
Income (loss) from discontinued operations, net of tax	7,292	(2,531)	1,175
Net loss	$(143,142)	$(11,854)	$(49,264)

Income (loss) per share:
Class A and B – Basic and Diluted (SLH) - Continuing operations	*	*	(12.61)
Class A and B – Basic and Diluted (SLH) - Discontinued operations	*	*	0.29
Class A and B – Basic and Diluted (SLH)	*	*	$(12.32)
Ordinary – Basic and Diluted (Successor) - Continuing operations	(0.98)	(0.07)	*
Ordinary – Basic and Diluted (Successor) - Discontinued operations	0.05	(0.02)	*
Ordinary – Basic and Diluted (Successor)	$(0.93)	$(0.09)	*
Weighted average common share outstanding:
Class A and B – Basic and Diluted (SLH)	*	*	4,000
Ordinary – Basic and Diluted (Successor)	153,442	133,059	*

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Six Months	From	From
	Ended	June 12, 2021 to	February 1, 2021 to
	July 31, 2022	July 31, 2021	June 11, 2021
Cash flows from operating activities:
Net loss	$(143,142)	$(11,854)	$(49,264)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	16,915	4,817	—
Depreciation and amortization	3,897	1,705	3,572
Amortization of intangible assets	91,103	20,023	50,902
Change in bad debt reserve	113	(170)	(174)
(Benefit from) provision for income taxes – non-cash	(36,535)	1,239	(5,886)
Non-cash interest expense	1,053	434	487
Fair value adjustment to warrants	(16,952)	(17,115)	(900)
Right-of-use asset	1,977	1,445	748
Impairment of goodwill	70,475	—	—
Unrealized loss on derivative instrument	15,065	—	—
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable	82,783	6,963	88,622
Prepaid expenses and other current assets	(7,492)	(13,065)	3,379
Accounts payable	(2,559)	5,175	(6,417)
Accrued expenses, including long-term	(23,066)	18,026	(18,592)
Lease liability	96	(1,690)	(1,301)
Deferred revenue	(66,734)	(15,195)	(31,365)
Net cash (used in) provided by operating activities	(13,003)	738	33,811
Cash flows from investing activities:
Purchase of property and equipment	(3,528)	(75)	(641)
Internally developed software - capitalized costs	(5,721)	(881)	(2,350)
Acquisition of Codecademy, net of cash acquired	(198,633)	—	—
Acquisition of Global Knowledge, net of cash received	—	(156,926)	—
Acquisition of Skillsoft, net of cash received	—	(386,035)	—
Acquisition of Pluma, net of cash received	—	(18,646)	—
Net cash used in investing activities	(207,882)	(562,563)	(2,991)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awarded	(1,720)	—	—
Proceeds from equity investment (PIPE)	—	530,000	—
Proceeds from issuance of term loans, net of fees	157,088	464,290	—
Principal payments on capital lease obligation	—	(137)	(370)
Proceeds from accounts receivable facility, net of borrowings	(39,152)	(9,456)	16,577
Principal payments on term loans	(3,202)	—	—
Repayment of First and Second Out loans	—	(605,591)	(1,300)
Net cash provided by financing activities	113,014	379,106	14,907
Effect of exchange rate changes on cash and cash equivalents	(4,646)	(250)	203
Net (decrease) increase in cash, cash equivalents and restricted cash	(112,517)	(182,969)	45,930
Cash, cash equivalents and restricted cash, beginning of period	168,923	288,483	74,443
Cash, cash equivalents and restricted cash, end of period	$56,406	$105,514	$120,373
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$43,344	$90,772	$117,299
Restricted cash	5,300	14,742	3,074
Cash attributed to discontinued operations	7,762	—	—
Cash, cash equivalents and restricted cash, end of period	$56,406	$105,514	$120,373

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

	For the Three Months Ended July 31, 2022
		Non-GAAP
		Revenue
	Skillsoft Corp.	Adjustments (1)	Combined
Revenues:
Total revenues	$140,574	$7,808	$148,382
Operating expenses
Cost of revenues	34,998	7,808	42,806
Content and software development	19,693		19,693
Selling and marketing	41,848		41,848
General and administrative	26,367		26,367
Amortization of intangible assets	45,200		45,200
Impairment of goodwill and intangible assets	70,475		70,475
Recapitalization and acquisition-related costs	8,452		8,452
Restructuring	4,323		4,323
Total operating expenses	251,356	7,808	259,164
Operating loss:	$(110,782)	$—	$(110,782)
Other income (expense), net	80		80
Fair value adjustment of warrants	6,846		6,846
Fair value adjustment of hedge instruments	(15,065)		(15,065)
Interest income	10		10
Interest expense	(11,470)		(11,470)
Loss before benefit from income taxes	(130,381)	—	(130,381)
Benefit from income taxes	(3,065)		(3,065)
Loss from continuing operations	(127,316)	—	(127,316)
Income from discontinued operations, net of tax	5,817		5,817
Net loss	$(121,499)	$—	$(121,499)

Adjusted net income and Adjusted EBITDA:
Amortization of intangible assets	45,200		45,200
Impairment of goodwill and intangible assets	70,475		70,475
Recapitalization and acquisition-related costs	8,452		8,452
Restructuring	4,323		4,323
Warrant fair value adjustment and foreign currency	(7,066)		(7,066)
Fair value adjustment of hedge instruments	15,065		15,065
Stock-based compensation expense	10,017		10,017
Tax impact of non-GAAP adjustments	(3,757)		(3,757)
Income from discontinued operations, net of tax	(5,817)		(5,817)
Adjusted net income from continuing operations	$15,393	$—	$15,393

Expense from income taxes, excluding tax impacts above	692		692
Interest expense, net	11,460		11,460
Depreciation	942		942
Non-recurring costs and other	4,098		4,098
Adjusted EBITDA from continuing operations	$32,585	$—	$32,585

Adjusted EBITDA Margin %			22%

(1)	Non-GAAP revenue adjustments include reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

	For the Six Months Ended July 31, 2022
		Non-GAAP
		Revenue
	Skillsoft Corp.	Adjustments (1)	Combined
Revenues:
Total revenues	$275,413	$14,139	$289,552
Operating expenses
Cost of revenues	73,008	14,139	87,147
Content and software development	36,026		36,026
Selling and marketing	81,410		81,410
General and administrative	55,711		55,711
Amortization of intangible assets	84,758		84,758
Impairment of goodwill and intangible assets	70,475		70,475
Recapitalization and acquisition-related costs	21,764		21,764
Restructuring	8,279		8,279
Total operating expenses	431,431	14,139	445,570
Operating loss:	$(156,018)	$—	$(156,018)
Other income (expense), net	1,132		1,132
Fair value adjustment of warrants	16,952		16,952
Fair value adjustment of hedge instruments	(15,065)		(15,065)
Interest income	170		170
Interest expense	(23,007)		(23,007)
Loss before benefit from income taxes	(175,836)	—	(175,836)
Benefit from income taxes	(25,402)		(25,402)
Loss from continuing operations	(150,434)	—	(150,434)
Income from discontinued operations, net of tax	7,292		7,292
Net loss	$(143,142)	$—	$(143,142)

Adjusted net income and Adjusted EBITDA:
Amortization of intangible assets	84,758		84,758
Impairment of goodwill and intangible assets	70,475		70,475
Recapitalization and acquisition-related costs	21,764		21,764
Restructuring	8,279		8,279
Warrant fair value adjustment and foreign currency	(18,123)		(18,123)
Fair value adjustment of hedge instruments	15,065		15,065
Stock-based compensation expense	18,510		18,510
Tax impact of non-GAAP adjustments	(5,149)		(5,149)
Income from discontinued operations, net of tax	(7,292)		(7,292)
Adjusted net income from continuing operations	$45,145	$—	$45,145

Benefit from income taxes, excluding tax impacts above	(20,253)		(20,253)
Interest expense, net	22,837		22,837
Depreciation	2,360		2,360
Non-recurring costs and other	6,561		6,561
Adjusted EBITDA from continuing operations	$56,650	$—	$56,650

Adjusted EBITDA Margin %			20%

(1)	Non-GAAP revenue adjustments include reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

	For the Three Months Ended July 31, 2021
	For the	For the	For the
	Period from	Period from	Period from
	5/1/21 to 6/11/21	5/1/21 to 6/11/21	6/12/21 to 7/31/21	Non-GAAP
	Global			Revenue
	Knowledge	Skillsoft	Skillsoft (1)	Adjustments (2)	Combined	Codecademy (3)	Proforma
Revenues:
Total revenues	$25,255	$34,814	$75,466	$10,923	$146,458	$10,309	$156,767
Operating expenses
Cost of revenues	11,836	6,949	22,290	6,468	47,543
Content and software development	258	4,510	6,208		10,976
Selling and marketing	5,398	10,905	19,650		35,953
General and administrative	10,765	4,652	16,824		32,241
Amortization of intangible assets	1,063	14,575	18,493		34,131
Recapitalization and acquisition-related costs	—	4,927	9,900		14,827
Restructuring	146	(910)	287		(477)
Total operating expenses	29,466	45,608	93,652	6,468	175,194
Operating loss:	$(4,211)	$(10,794)	$(18,186)	$4,455	$(28,736)
Other income (expense), net	(852)	304	(992)		(1,540)
Fair value adjustment of warrants	—	800	17,115		17,915
Interest income	—	53	9		62
Interest expense	(1,901)	(5,354)	(9,265)		(16,520)
Loss before benefit from income taxes	(6,964)	(14,991)	(11,319)	4,455	(28,819)
Provision for (benefit from) income taxes	481	(464)	(1,996)		(1,979)
Loss from continuing operations	(7,445)	(14,527)	(9,323)	4,455	(26,840)
Income (loss) from discontinued operations, net of tax	—	2,668	(2,531)		137
Net loss	$(7,445)	$(11,859)	$(11,854)	$4,455	$(26,703)

Adjusted net income and Adjusted EBITDA:
Amortization of intangible assets	$1,063	$14,575	$18,493	$—	$34,131
Impact of fresh-start reporting	—	4,455	—	(4,455)	—
Recapitalization and acquisition-related costs	7,469	4,927	9,900	—	22,296
Restructuring	266	(910)	287	—	(357)
Warrant fair value adjustment and foreign currency	—	(1,179)	(16,377)	—	(17,556)
Stock-based compensation expense	—	—	4,817	—	4,817
Tax impact of non-GAAP adjustments	608	3,106	2,432	—	6,145
Income (loss) from discontinued operations, net of tax	—	(2,668)	2,531	—	(137)
Adjusted net income from continuing operations	$1,961	$10,447	$10,229	$—	$22,636

Benefit from income taxes, excluding tax impacts above	(127)	(3,570)	(4,428)	—	(8,124)
Interest expense, net	1,901	5,301	9,256	—	16,458
Depreciation	467	557	1,006	—	2,030
Non-recurring costs and other	709	460	154	—	1,323
Adjusted EBITDA from continuing operations	$4,911	$13,195	$16,217	$—	$34,323

Adjusted EBITDA Margin %					23%

(1)	GAAP results of Skillsoft include Global Knowledge subsequent to June 11, 2021.
(2)	Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.
(3)	Non-GAAP revenue adjustment includes proforma Codecademy revenue to allow better comparison against the three months ended July 31, 2022.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

	For the Six Months Ended July 31, 2021
	For the	For the	For the
	Period from	Period from	Period from
	2/1/21 to 6/11/21	2/1/21 to 6/11/21	6/12/21 to 7/31/21	Non-GAAP
	Global			Revenue
	Knowledge	Skillsoft	Skillsoft (1)	Adjustments (2)	Combined	Codecademy (3)	Proforma
Revenues:
Total revenues	$71,932	$102,494	$75,466	$33,640	$283,532	$13,070	$296,602
Operating expenses
Cost of revenues	34,698	22,043	22,290	14,557	93,588
Content and software development	492	15,012	6,208	—	21,712
Selling and marketing	16,404	34,401	19,650	—	70,455
General and administrative	19,765	16,471	16,824	—	53,060
Amortization of intangible assets	2,646	46,492	18,493	—	67,631
Recapitalization and acquisition-related costs	—	6,641	9,900	—	16,541
Restructuring	2,764	(576)	287	—	2,475
Total operating expenses	76,769	140,484	93,652	14,557	325,462
Operating loss:	$(4,837)	$(37,990)	$(18,186)	$19,083	$(41,930)
Other income (expense), net	624	(167)	(992)	—	(535)
Fair value adjustment of warrants	—	900	17,115	—	18,015
Interest income	—	60	9	—	69
Interest expense	(11,970)	(16,763)	(9,265)	—	(37,998)
Loss before benefit from income taxes	(16,183)	(53,960)	(11,319)	19,083	(62,379)
Provision for (benefit from) income taxes	(359)	(3,521)	(1,996)	—	(5,876)
Loss from continuing operations	(15,824)	(50,439)	(9,323)	19,083	(56,503)
Income (loss) from discontinued operations, net of tax	—	1,175	(2,531)	—	(1,356)
Net loss	$(15,824)	$(49,264)	$(11,854)	$19,083	$(57,859)

Adjusted net income and Adjusted EBITDA:
Amortization of intangible assets	$2,646	$46,492	$18,493	$—	$67,631
Impact of fresh-start reporting	—	19,083	—	(19,083)	—
Recapitalization and acquisition-related costs	8,862	6,641	9,900	—	25,403
Restructuring	2,884	(576)	287	—	2,595
Warrant fair value adjustment and foreign currency	—	(1,001)	(16,377)	—	(17,378)
Stock-based compensation expense	—	—	4,817	—	4,817
Tax impact of non-GAAP adjustments	(319)	10,033	2,432	—	12,145
Income (loss) from discontinued operations, net of tax	—	(1,175)	2,531	—	1,356
Adjusted net income from continuing operations	$(1,751)	$30,233	$10,229	$—	$38,710

Benefit from income taxes, excluding tax impacts above	(40)	(13,554)	(4,428)	—	(18,021)
Interest expense, net	11,970	16,703	9,256	—	37,929
Depreciation	1,473	1,776	1,006	—	4,255
Non-recurring costs and other	(714)	626	154	—	66
Adjusted EBITDA from continuing operations	$10,938	$35,784	$16,217	$—	$62,939

Adjusted EBITDA Margin %					22%

(1)	GAAP results of Skillsoft include Global Knowledge subsequent to June 11, 2021.
(2)	Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.
(3)	Non-GAAP revenue adjustment includes proforma Codecademy revenue to allow better comparison against the six months ended July 31, 2022.